UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2007 (September 13, 2007)

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Inland American Real Estate Trust, Inc., a Maryland corporation (the “Company”) has entered into an agreement and plan of merger (the “Merger Agreement”) with RLJ Urban Lodging Master, LLC (“Lodging Master”) and RLJ Urban Lodging REIT, LLC and RLJ Urban Lodging REIT (PF#1), LLC, which together own all of the membership interests of Lodging Master (together, the “Sellers”), to acquire Lodging Master for approximately $920 million to be paid by the Company, at closing, without interest, as reduced by Lodging Master’s existing indebtedness that remains in place at closing, and as further adjusted as provided for in the Merger Agreement (the “Purchase Price”).

The Company intends to pay $460 million of the Purchase Price in cash, including amounts in the Escrow Deposit described below.  Subject to its ability to terminate the Merger Agreement as described below, the Company is evaluating the feasibility of funding the remaining Purchase Price by leaving in place much or all Lodging Master’s existing debt or by borrowing new monies ultimately secured by Lodging Master’s assets or some combination of the two.  Any existing debt that the Company does not leave in place will be paid off at, or prior to, closing.  The Company does not expect to increase the amount of cash that it would use to fund the purchase.  The Company has not entered into any commitments or agreements to fund any new borrowings or that would be required to leave existing debt in place.  In light of the recent volatility in the financial markets generally, and the commercial lending market in particular, there is no assurance that the Company will be able to secure commitments or agreements for new borrowings or to leave existing debt in place on terms and conditions acceptable to the Company, if at all.  Thus, there is no assurance that the Company will complete this transaction.

Background.  The Merger Agreement was originally entered into as of August 12, 2007 but provided the Company with the right to terminate for any reason within twenty-three days in its sole discretion without any obligation on its part.  The parties subsequently amended the Merger Agreement as of September 5, 2007 to extend this termination right through 5:00 p.m. eastern time on September 10, 2007 and again as of September 13, 2007 (the “Amendment”) to extend this termination right through 5:00 p.m. eastern time on October 15, 2007.  Upon signing the Merger Agreement, the Company deposited $10 million into escrow (the “Initial Deposit”).  Prior to the Amendment, the Initial Deposit was fully refundable if the Company terminated the Merger Agreement prior to September 11, 2007.  As a result of the Amendment, and except as described herein, $9.5 million of the Initial Deposit will be fully refunded if the Company terminates the Merger Agreement prior to October 15, 2007.  This Amendment, which required the Company to direct the escrow agent to disburse $500,000 of the Initial Deposit to the Sellers as a non-refundable down payment of the Purchase Price, made the Merger Agreement a material agreement for the Company.  On September 14, 2007, the Company directed the escrow agent to disburse $500,000 to the Sellers in accordance with the Amendment.

The Company may further extend the period during which it may terminate the Merger Agreement without any further obligation through 5:00 p.m. eastern time on October 29, 2007 if it notifies the Sellers of its intention to do so and directs the escrow agent to disburse an additional $250,000 of the Initial Deposit to the Sellers as an additional non-refundable down payment of the Purchase Price no later than 5:00 p.m. eastern time on October 16, 2007.  If the Company completes the transactions, these deposits will be credited against the Purchase Price.  If the Company does not terminate the Merger Agreement on October 29, 2007 as described above, it is required to deliver a notice of intent to proceed to the Sellers and deposit an additional $35 million into the escrow for a total deposit of $45 million (the “Escrow Deposit”)  Except in certain circumstances described below, the Escrow Deposit will then become non-refundable even if the Company is unable to obtain the necessary financing or if the lenders do not perform on commitments or agreements at closing.

Terms of the Merger Agreement.  Pursuant to the Merger Agreement, at the effective time of the merger, Lodging Master will merge with and into a wholly-owned subsidiary of the Company formed for this purpose (“Acquisition Sub”). Acquisition Sub will continue as the surviving entity of the merger.

Additionally, all of the membership interests of Lodging Master, which represent all of its equity securities, will be converted into, and cancelled in exchange for, the right to receive the Purchase Price.

The Purchase Price is subject to adjustment based on the proration of certain items described in the Merger Agreement.  Items incurred at each hotel property, such as taxes, payables, revenue from operations as well as wages and salaries will be prorated as of the closing date in a manner similar to the way these items would be prorated in an asset purchase or sale and the Purchase Price will be adjusted by an amount equal to these prorations.  The Company also will be responsible for all of the costs associated with improvements that may be required by certain franchisors of brands under which certain of the properties owned by Lodging Master operate; however, the Purchase Price will be reduced by $5 million at closing for these costs.  The Company also will be responsible for certain closing costs.  The Company anticipates that the adjustments will increase the Purchase Price by approximately $18 million.

The Merger Agreement includes provisions regarding customary representations, warranties and covenants, including those regarding the conduct of Lodging Master’s business prior to the closing of the merger.

In addition to the rights the Company has to terminate the Merger Agreement in its sole discretion, the Merger Agreement may also be terminated by the Company or by Lodging Master under certain circumstances, including but not limited to: (1) by mutual written consent of both parties; (2) by either party if the merger is not consummated by November 14, 2007 or, if the Company extends its initial termination right to October 29, 2007, then by November 28, 2007, in either case, which date will be extended for an additional sixty days if the Sellers have not delivered certain third party consents so long as the Sellers are working in good faith to obtain these consents; (3) by either party if any governmental order, decree or ruling makes the consummation of the merger transaction illegal or permanently prohibits the transaction; (4) by either party upon a material uncured breach of the agreement by the other party; (5) by the Company if (A) as a result of damages to any of Lodging Master’s properties prior to the closing date, renovation costs exceed $4 million for any single hotel or $20 million in the aggregate or (B) prior to the closing date, all or substantially all of any hotel is taken by condemnation or eminent domain.  Additionally, in the event that the Sellers default in their obligations under the Merger Agreement by selling Lodging Master or any of its properties to a third party (other than as required pursuant to the provisions of a franchise or management agreement), and the remedy of specific performance is not available to the Company, the Sellers must pay the Company a $40 million termination fee as liquidated damages and the Company will be entitled to the return of the Escrow Deposit, excluding the non-refundable down payments described above.  If, however, the sale is required by the provisions of a franchise or management agreement, the Sellers only will be responsible for reimbursing the Company for any fees and expenses that it incurred in connection with the transactions contemplated by the agreement, not to exceed $375,000.  In the event that the Company defaults in its obligation to pay the Purchase Price or any of its other obligations under the Merger Agreement, and the Sellers terminate the Merger Agreement, the Escrow Deposit will be paid to the Sellers as liquidated damages.

The merger is subject to various closing conditions, including, among other things, the consents or waivers from the third party property managers, hotel franchisors and third party lenders.  Both the Company and the Sellers already have obtained approval from its and their respective boards of directors as necessary to enter into the Merger Agreement and related transactions.

Item 5.01.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2007, the Company’s board appointed Mr. Jack Potts as principal accounting officer of the Company.  Mr. Potts, 37, previously held various positions with Equity Office Properties Trust, Inc. (“EOP”) in accounting and financial reporting.  Prior to working at EOP, Mr. Potts worked in the field of public accounting and was a manager in the real estate division for Ernst and Young LLP.  He received a bachelor degree in accounting from the Michigan State University in East Lansing, Michigan. Mr. Potts is a certified public accountant.

Mr. Potts succeeds Ms. Lori Foust as the Company’s principal accounting officer.  Ms. Foust will continue to serve as treasurer and principal financial officer of the Company.

Item 8.01.  Other Events.

At a special meeting held on September 17, 2007, the stockholders of Apple Hospitality Five, Inc. (“Apple”) voted to approve that certain agreement and plan of merger, dated July 25, 2007, among the Company, its wholly owned subsidiary, Inland American Orchard Hotels, Inc. (“Acquisition Sub”), and Apple (the “Apple Agreement”), and the transactions contemplated by the Apple Agreement.  At the effective time of the merger, Apple will merge with and into Acquisition Sub, with Acquisition Sub continuing as the surviving entity of the merger.  Additionally, each issued and outstanding unit of Apple, equal to one share of Apple’s common stock and one share of Series A preferred stock (together, a “Unit”) and each issued and outstanding share of Apple Series B convertible preferred stock, on an as-converted basis, other than any dissenting shares, will be converted into, and cancelled in exchange for, the right to receive $14.05 in cash to be paid by the Company, without interest.  Each option to purchase the Units will be converted into, and cancelled in exchange for, the right to receive a cash payment equal to the product of: (1) the number of Units subject to the option and (2) the difference between $14.05 and the exercise price set forth in the option.  The total merger consideration is expected to be approximately $709 million.  The Company intends to fund the merger consideration with cash and cash equivalents, and the completion of the merger is not subject to any financing or refinancing contingency.  In addition, the Company expects Apple to have approximately $4.4 million of indebtedness at closing.  This indebtedness bears interest at a rate of 8.5% per annum and matures on June 1, 2011.

The merger is expected to close no later than October 31, 2007 and is subject to the closing conditions set forth in the Apple Agreement.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

The consolidated financial statements of Apple at December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006 and Apple management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 are filed with this Form 8-K.  The acquisition of Apple constitutes a probable significant acquisition, which pursuant to Rule 3-05 of Regulation S-X, requires presentation of the financial statements required by Regulation S-X, as attached as Exhibit 99.1 hereto.

(b)           Pro forma financial information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X related to the acquisition of Apple is attached as Exhibit 99.2 hereto

(d)           Exhibits.

2.2                                 Agreement and Plan of Merger, dated as of July 25, 2007, by and between Inland American Real Estate Trust, Inc., Apple Hospitality Five, Inc. and Inland American Orchard Hotels, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on July 27, 2007)

2.3                                 Agreement and Plan of Merger, dated as of August 12, 2007, by and among Inland American Real Estate Trust, Inc., RLJ Urban Lodging Master, LLC, RLJ Urban Lodging REIT, LLC and RLJ Urban Lodging REIT (PF#1), LLC, as amended

99.1                           Financial statements of Apple Hospitality Five, Inc.

99.2                           Pro forma financial statements of Inland American Real Estate Trust, Inc.

Cautionary Statements

This document may contain forward-looking statements.  Forward-looking statements are statements that do not reflect historical facts, including statements regarding the Company’s management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by use of words such as “anticipates,” “may,” “will,” “should,” “could,” “expects,” “plans,” “estimates,”  “intends,” “believes,” and similar expressions that do not relate to historical matters.  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include, but are not limited to, risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  All forward-looking statements in this document are made as of today, based upon information known to the Company’s management as of the date hereof.  The Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

The representations, warranties, covenants and agreements made by the respective parties in the Merger Agreement and the Apple Agreement (together, the “Agreements”) are made only as of specific dates.  The assertions embodied in those representations and warranties were made only for purposes of the Agreements and are subject to qualifications and limitations negotiated by the respective parties in connection with the Agreements.  In addition, certain representations and warranties may be qualified by, or may be otherwise subject to, a contractual standard of materiality different from the standard of materiality applicable to stockholders or may have been used for the purpose of allocating risk between the parties to the merger rather than to establish matters as facts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date: September 19, 2007
	By:	/s/ Lori J. Foust
	Name:	Lori J. Foust
	Title:	Treasurer and Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.2

Agreement and Plan of Merger, dated as of July 25, 2007, by and between Inland American Real Estate Trust, Inc., Apple Hospitality Five, Inc. and Inland American Orchard Hotels, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on July 27, 2007)

2.3

Agreement and Plan of Merger, dated as of August 12, 2007, by and among Inland American Real Estate Trust, Inc., RLJ Urban Lodging Master, LLC, RLJ Urban Lodging REIT, LLC and RLJ Urban Lodging REIT (PF#1), LLC, as amended

99.1	Financial statements of Apple Hospitality Five, Inc.

99.2	Pro forma financial statements of Inland American Real Estate Trust, Inc.